UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 10, 2010 (May 10, 2010)
Date of Report (Date of earliest event reported)
FIRST INDUSTRIAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-13102 (Commission File Number)	36-3935116 (I.R.S. Employer Identification No.)
311 S. Wacker Drive, Suite 3900
Chicago, Illinois 60606
(Address of principal executive offices, zip code)
(312) 344-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     On May 10, 2010, First Industrial Realty Trust, Inc. (the “Company”) issued a press release providing an update on its joint ventures.
     Attached and incorporated by reference as Exhibit 99.1 is a copy of the Company’s press release dated May 10, 2010, with respect to the foregoing information.
     The information furnished in this report under this Item 7.01, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.
Item 8.01. Other Events.
     The Company and its joint venture partner for its joint ventures referred to as 2005 Development and Repositioning JV, 2005 Core JV, 2006 Land and Development JV, and 2007 Canada JV are in active negotiations regarding the conclusion of each of these joint ventures by July 30, 2010.
     If the negotiations result in a definitive agreement, the Company anticipates that it would transfer its interests in these ventures to the partner for a lump sum cash payment, as well as its pro rata share of distributable cash, capital proceeds, and earned fees, promotes and other entitlements, and, thereafter, no longer serve as asset manager for these ventures.
     In addition, the Company anticipates it would be eligible for future financial consideration following the conclusion of the joint ventures related to certain asset sales, lease agreements, and built-to-suit agreements currently in process.
     Also part of the negotiations is the potential acquisition by the Company of its partner’s 90% interest in a 285,000 square-foot distribution facility in the Minneapolis market from the 2005 Development and Repositioning venture.
     Conclusion of these joint ventures as described in the foregoing paragraphs requires the definitive agreement of the joint venture partner, which may not be obtained.
     This report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “should” or similar expressions. The

Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a materially adverse effect on the Company’s operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities (including the Internal Revenue Service); the Company’s ability to qualify and maintain its status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) to the Company and to its potential counterparties; the availability and attractiveness of terms of additional debt repurchases; interest rates; the Company’s credit agency ratings; the Company’s ability to comply with applicable financial covenants; competition; changes in supply and demand for industrial properties (including land, the supply and demand for which is inherently more volatile than other types of industrial property) in the Company’s current and proposed market areas; difficulties in consummating acquisitions and dispositions; risks related to the Company’s investments in properties through joint ventures; environmental liabilities; slippages in development or lease-up schedules; tenant creditworthiness; higher-than-expected costs; changes in asset valuations and related impairment charges; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; international business risks and those additional factors described under the heading “Risk Factors” and in the Company’s annual report on Form 10-K for the year ended December 31, 2009.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
99.1	First Industrial Realty Trust, Inc. Press Release dated May 10, 2010 (furnished pursuant to Item 7.01).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.
By:	/s/ Scott A. Musil
	Name:	Scott A. Musil
	Title:	Acting Chief Financial Officer (Principal Accounting Officer)

Date: May 10, 2010